EXHIBIT 10.300

                          R&B FALCON CORPORATION
                          STOCK OPTION AGREEMENT

      This Stock Option Agreement ("Agreement") is made between R&B Falcon Corporation, a Delaware corporation ("Company"), and Paul B. Loyd, Jr. ("Optionee") as of May 19, 1999 (the "Effective Date").

                                WITNESSETH:

      WHEREAS, the Committee which administers the R&B Falcon Corporation 1999 Employee Long-Term Incentive Plan ("Plan") has selected the Optionee to receive a nonqualified stock option under the terms of the Plan as an incentive to the Optionee to remain in the employ of the Company and contribute to the performance of the Company, on the terms and subject to the conditions provided herein;

      NOW THEREFORE, for and in consideration of these premises, it is hereby agreed as follows:

     1. As used herein, the terms set forth below shall have the following respective meanings:

     (a)  "Disability"  means  Disability  as  defined  in  the  Employment
          Agreement; and

     (b) "Employment Agreement" means that certain Employment Agreement dated March 25, 1998 between the Optionee and the Company.

     (c)  "Replacement  Employment  Agreement"  shall  be  as  defined   in
          Paragraph 18 of this Agreement.

     2. The option awarded hereunder is issued in accordance with and subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee and are in effect on the date hereof. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan.

     3. On the terms and subject to the conditions contained herein, the Company hereby grants to the Optionee an option (the "Option") for a term of ten years ending on May 19, 2009 ("Option Period") to purchase from the Company 80,000 shares ("Option Shares") of the Company's Common Stock, at a price equal to $10.062 per share.
     4. This Option shall not be exercisable, except upon the death or Disability of the Optionee, until after 6 months immediately following the Effective Date, and thereafter shall be exercisable for Common Stock as follows:

          (a) On November 19, 1999, this Option shall be exercisable for any number of shares up to and including, but not in excess of, 33-1/3% of the aggregate number of shares subject to this Option;

          (b) On May 19, 2000, this Option shall be exercisable for any number of shares up to and including, but not in excess of, 66-2/3% of the aggregate number of shares subject to this Option; and

          (c) On May 19, 2001, this Option shall be exercisable for any number of shares of Common Stock up to and including, but not in excess of, 100% of the aggregate number of shares subject to this Option;

          provided the number of shares as to which this Option becomes exercisable shall, in each case, be reduced by the number of shares theretofore purchased pursuant to the terms hereof.

     5. The Option may be exercised by the Optionee, in whole or in part, by giving written notice to the Compensation and Benefits Department of the Company setting forth the number of Option
          Shares with respect to which the option is to be exercised, accompanied by payment for the shares to be purchased and any appropriate withholding taxes, and specifying the address to which the certificate for such shares is to be mailed (or to the extent permitted by the Company, the written instructions referred to in the last sentence of this section). Payment shall be by means of cash, certified check, bank draft or postal money order payable to the order of the Company. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver, or cause to be delivered, to the Optionee certificates for the number of Option Shares with respect to which the Option has been so exercised.

     6. Subject to approval of the Committee, which shall not be unreasonably withheld, the Optionee may pay for any Option Shares with respect to which the Option is exercised by tendering to the Company other shares of Common Stock at the time of the exercise or partial exercise hereof. The certificates representing such other shares of Common Stock must be accompanied by a stock power duly executed with signature guaranteed in accordance with market practice. The value of the Common Stock so tendered shall be its Fair Market Value.

     7. A. If the Optionee's employment with the Company is terminated during the Option Period by the Company for "Cause" (as defined in the Replacement Employment Agreement) or by the Executive for any reason other than (i) death or (ii) "Good Reason" or during a "Window Period" (in each case as "Good Reason" and "Window
          Period" are defined in the Replacement Employment Agreement) during the term of the Replacement Employment Agreement, as extended from time to time, then (a) the options herein granted to him that are not exercisable on the date of his termination of employment shall thereupon terminate, and (b) any options herein granted to him that are exercisable on the date of his termination of employment may be exercised by the Optionee during a three-month period beginning on such date, unless the Option Period shall expire prior to such date, and shall thereafter terminate.

          B. If the Optionee's employment with the Company is terminated during the term of the Replacement Employment Agreement, as extended from time to time, (i) by the Optionee for Good Reason or during a Window Period; (ii) for any reason by the Company other than for "Cause" (as defined in the Employment Agreement) or (iii) by reason of death or disability, then (a) the Options granted to him that are not exercisable on the date of such termination of employment shall be thereupon be fully exercisable, and (b) all Options then held by the Optionee, whether theretofore exercisable or exercisable by reason of the termination of employment may be exercised by the Optionee during the full remaining term of this Option; provided, however, that all Options granted hereunder shall expire and not be exercisable on the first anniversary of the Optionee's death.

     8. The Option shall not be transferable by the Optionee otherwise than as expressly permitted by the Plan. During the lifetime of the Optionee, the Option shall be exercisable only by her or him. No transfer of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

     9. The Optionee shall have no rights as a stockholder with respect to any Option Shares until the date of issuance of a certificate for Option Shares purchased pursuant to this Agreement. Until such time, the Optionee shall not be entitled to dividends or to vote at meetings of the stockholders of the Company.

     10. The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the option herein granted. The Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Optionee in connection with the exercise of all or any portion of the option herein granted by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld or paid. The Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). Any such election is irrevocable and subject to disapproval by the Committee. If the Optionee is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act, any such election shall be subject to the following additional restrictions:

          (a) Such election may not be made within six months of the grant of this option, provided that this limitation shall not apply in the event of death or Disability.

          (b) Such election must be made either in an Election Window (as hereinafter defined) or at such other time as may be consistent with Section 16(b) of the Exchange Act and the rules promulgated thereunder. Where the Tax Date in respect of the exercise of all or any portion of this Option is deferred until after such exercise and the Optionee elects stock withholding, the full amount of shares of Common Stock will be issued or transferred to the Optionee upon exercise of this Option, but the Optionee shall be unconditionally obligated to tender back to the Company on the Tax Date the number of shares necessary to discharge with respect to such Option exercise the greater of (i) the Company's withholding obligation and (ii) all or any portion of the holder's federal and state tax obligation attributable to the Option exercise. An Election Window is any period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release.

     11. Upon the acquisition of any shares pursuant to the exercise of the Option, the Optionee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

     12. The certificates representing the Option Shares purchased by exercise of an option will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer, and the stock transfer records of the Company will reflect stop-transfer instructions, as appropriate, with respect to such shares.

     13. Unless otherwise provided herein, every notice hereunder shall be in writing and shall be delivered by hand or by registered or certified mail. All notices of the exercise by the Optionee of any option hereunder shall be directed to R&B Falcon Corporation,
          Attention: Benefits and Compensation Department, at the Company's principal office address from time to time. Any notice given by the Company to the Optionee directed to him or her at his or her address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise the Optionee of the existence, maturity or termination of any of the Optionee's rights hereunder and the Optionee shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of the Optionee's rights or privileges hereunder.

     14. Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Paragraph 8, may be transferred, the word "Optionee" shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

     15. Notwithstanding any of the other provisions hereof, the Optionee agrees that he or she will not exercise the Option, and that the Company will not be obligated to issue any shares pursuant to this Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any national securities exchange.

     16. This Agreement is subject to the Plan, a copy of which will be provided the to Optionee upon written request. The terms and provisions of the Plan (including any subsequent amendments thereto) are incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Agreement.

     17. In the event of a corporate merger or other business combination in which the Company is not the surviving entity, the economic equivalent number of the voting shares of common stock of, or participating interests in, the surviving entity, based on the terms of such merger or other business combination, shall be substituted for the number of Option Shares held by the Optionee hereunder, and the exercise price per share set out in Paragraph 3 above shall be likewise adjusted, to reflect substantially the same economic equivalent value of the Option Shares to the Optionee prior to any such merger or other business combination. In the event of a split-off, spin-off or creating of a different class of common stock of the Company (including, without limitation, a tracking stock), the Optionee shall receive an option to purchase an equivalent number of the shares of common stock or voting interests of such separate entity being split-off or spun-off or of the shares of the new class of common stock of the Company, as if Optionee had owned the shares underlying the Option Shares on the record date for any such split-off, spin-off or creation of a new class of common stock of the Company, and the exercise price set out in Paragraph 3 hereof and applicable to the options to purchase shares or the voting interests of the new entity being split-off or spun-off shall be adjusted to reflect substantially the same economic equivalent value of the Option Shares to the Optionee prior to any such split-off, spin-off or creation of a new class of common stock of the Company.

     18. In the event Optionee voluntarily relinquishes and releases the Company from its obligations under the Employment Agreement on or before June 19, 1999 in consideration of the Company executing a new employment agreement with Optionee in form and substance satisfactory to the Company (the "Replacement Employment
          Agreement"), this Agreement shall remain in full force and effect. Otherwise, this Agreement shall be of no further legal effect.

      IN WITNESS WHEREOF, this Agreement is executed this 19th day of May, 1999, effective as of the 19th day of May, 1999.

                              R&B FALCON CORPORATION


                              By:

                              Tim W. Nagle - Executive Vice President


                              OPTIONEE


                              ________________________
                              Paul B. Loyd, Jr.